UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          Amendment to
                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): November 11, 2002


                       MaxxZone.com, Inc.
                 -----------------------------
       (Exact name of Registrant as specified in charter)


       Nevada              000-33465            88-0503197
    -----------           -----------          ------------
  (State of Other         (Commission          (IRS Employer
    Jurisdiction         File Number)       Identification No.)
 of Incorporation)


  1770 N. Green Valley Pkwy.,
          Suite 3214
       Las Vegas, Nevada                      89014
  ---------------------------               ---------
(Address of Principal Executive            (Zip Code)
           Offices)


Registrant's telephone number, including area code: (702) 616-7337


                              N/A
                           ---------
 (Former Name or Former Address, if Changed Since Last Report)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     As of November 11, 2002, the registrant has engaged Beckstead & Watts, LLP, 3340 Wynn Road, Suite C, Las Vegas, Nevada 89102 (702-257-1984) as its principal accountant to replace its former principal accountant, Chavez and Koch, CPA's, Ltd. The former accountant was dismissed on November 5, 2002. The decision to change accountants was approved by the Board of Directors of the registrant.

     During the Registrant's most recent two (2) fiscal years and during any subsequent interim periods preceding the date of termination, the Company has had no disagreements with Chavez & Koch, CPA's, Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     No accountant's report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except the audited statements prepared by Chavez & Koch, CPA's, Ltd. did contain a going concern qualification; such financial statements did not contain any adjustments for uncertainties stated therein.

     The Registrant provided Chavez & Koch, CPA's, Ltd. with a copy of this disclosure and requested that a letter be furnished to the Company, addressed to the SEC, stating whether the former accountant agrees with the statements made herein or the stating the reasons in which he does not agree. The letter from Chavez & Koch, CPA's, Ltd. is filed herewith.

     During the most recent two (2) fiscal years and during any subsequent interim periods preceding the date of engagement, the registrant has not consulted Beckstead & Watts, LLP regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).


ITEM 7(C).  EXHIBITS

99.1  Letter from Chavez & Koch, CPA's, Ltd.




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                           SIGNATURES

     Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                       MaxxZone.com, Inc.
                     ----------------------
                          (Registrant)

By: /s/ Roland Becker
   --------------------
Roland Becker
President






















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